As filed with the Securities and Exchange Commission on June 3, 2003

                                        Registration Statement No. 333-_________
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                           --------------------------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                           --------------------------

                             WATTS INDUSTRIES, INC.
             (Exact name of Registrant as Specified in Its Charter)

            Delaware                                 04-2916536
    (State of Incorporation)             (I.R.S. Employer Identification Number)

                               815 Chestnut Street
                       North Andover, Massachusetts 01845
                                 (978) 688-1811
     (Address, including zip code and telephone number, including area code, of Registrant's principal executive offices)

      WATTS INDUSTRIES, INC. 2003 NON-EMPLOYEE DIRECTORS' STOCK OPTION PLAN
                            (Full Title of the Plan)
                           --------------------------
                             Lester J. Taufen, Esq.
                                 General Counsel
                             Watts Industries, Inc.
                               815 Chestnut Street
                       North Andover, Massachusetts 01845
                                 (978) 688-1811
  (Name, address, including zip code and telephone number, including area code, of agent for service)
                           --------------------------

                                  With copy to:
                           Robert P. Whalen, Jr., P.C.
                               Goodwin Procter LLP
                                 Exchange Place
                        Boston, Massachusetts 02109-2881
                                 (617) 570-1000
                           --------------------------

                                             CALCULATION OF REGISTRATION FEE
=======================================================================================================================
                                                                          Proposed         Proposed
                                                                           Maximum          Maximum        Amount of
                                                       Amount to be     Offering Price     Aggregate      Registration
Title of Each Class of Securities to be Registered     Registered (1)    Per Share (2)   Offering Price       Fee
-----------------------------------------------------------------------------------------------------------------------
Class A Common Stock, par value $0.10 per share .....   85,000 shares      $17.17          $1,459,450       $118.07
=======================================================================================================================

================================================================================

(1) This Registration Statement also relates to such indeterminate number of additional shares of Class A Common Stock, par value $.10 per share, of Watts Industries, Inc. (the "Class A Common Stock") as may be required pursuant to the Watts Industries, Inc. 2003 Non-Employee Directors' Stock Option Plan (the "Plan") in the event of a stock dividend, reverse stock split, split-up, recapitalization, forfeiture of stock under the Plan or other similar event.

(2) This estimate is made pursuant to Rule 457(c) and (h) under the Securities Act solely for the purposes of determining the amount of the registration fee. The registration fee is based upon the average of the high and low sales price for a share of Class A Common Stock, as reported on the New York Stock Exchange as of May 27, 2003, a date within five business days prior to filing this Registration Statement.

================================================================================

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3. Incorporation of Documents by Reference.
        ---------------------------------------

      Watts Industries, Inc. (the "Company") hereby incorporates by reference the following documents which have previously been filed with the Securities and Exchange Commission (the "Commission"):

      o     the Company's Current Report on Form 8-K, filed on May 19, 2003;

      o     the Company's Current Report on Form 8-K, filed on May 15, 2003;

      o     the Company's Current Report on Form 8-K, filed on May 6, 2003;

      o the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 2002;

      o     the Company's Current Report on Form 8-K, filed on March 26, 2003;

      o the Company's Annual Report on Form 10-K for the year ended December 31, 2002; and

      o the description of the Company's Class A Common Stock contained in the Company's Registration Statement on Form 8-A filed with the Securities and Exchange Commission on June 22, 1995 pursuant to the Securities Exchange Act of 1934 and all amendments and reports updating the description.

      In addition, all documents subsequently filed with the Commission by the Company pursuant to Sections 13(a) and 13(c), Section 14 and Section 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment thereto that indicates that all securities offered hereunder have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of such documents.

Item 6. Indemnification of Directors and Officers.
        -----------------------------------------

      Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, other than an action by or in the right of the corporation, by reason of the fact that the person is or was a director, officer, employee or agent of the corporation or is or was serving at the corporation's request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with the action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person's conduct was unlawful. The power to indemnify applies to actions brought by or in the right of the corporation as well, but only to the extent of expenses, including attorneys' fees but excluding judgments, fines and amounts paid in settlement, actually and reasonably incurred by the person in connection with the defense or settlement of the action or suit. And with the further limitation that in these actions, no indemnification shall be made in the event of any adjudication of negligence or misconduct in the performance of the person's duties to the corporation, unless a court believes that in light of all the circumstances indemnification should apply.

      In accordance with Section 145 of the Delaware General Corporation Law,
Article X of the Restated Certificate of Incorporation, as amended, of the Company provides that no director of the Company shall be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.

      Article V of the Amended and Restated By-laws of the Company provides for indemnification by the Company of its directors, officers and certain non-officer employees under certain circumstances against expenses (including attorneys fees) judgments, fines and amounts paid in settlement reasonably incurred in connection with the defense or settlement of any threatened, pending or completed legal proceeding in which any such person is involved by reason of the fact that such person is or was a director, an officer or an employee of the Company, or is acting in any capacity with other entities at the request of the Company, if such person acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the Company, and with respect to criminal actions or proceedings, that such person had no reasonable cause to believe his or her conduct was unlawful.

      Section 145(g) of the Delaware General Corporation Law and Article V of the Amended and Restated By-laws of the Company provide that the Company shall have the power to purchase and maintain insurance on behalf of its officers, directors, employees and agents, against any liability asserted against and incurred by such persons in any such capacity. The Company has obtained insurance covering its directors and officers against losses and insuring the Company against certain of its obligations to indemnify its directors and officers.

Item 8. Exhibits.
        ---------

      The following is a complete list of exhibits filed or incorporated by reference as part of this Registration Statement.

Exhibit
-------

4.1 Restated Certificate of Incorporation, as amended (incorporated by reference to Exhibit 3.1 to the Company's Annual Report on Form 10-K for the year-ended June 30, 1995, File No. 001-14787).
4.2 Amended and Restated By-laws, as amended May 11, 1999 (incorporated by reference to Exhibit 3.2 to the Company's Quarterly Report on Form 10-Q for the quarter-ended March 31, 1999, File No. 001-14787).
5.1   Opinion of Goodwin Procter LLP.*
23.1  Consent of Counsel (included in Exhibit 5.1 hereto).
23.2  Consent of KPMG LLP.*
24.1 Powers of Attorney (included in the signature page of this Registration Statement).
99.1 Watts Industries, Inc. 2003 Non-Employee Directors' Stock Option Plan (incorporated by reference to Exhibit 10.13 to the Company's Annual Report on Form 10-K for the year-ended December 31, 2002, File No. 001-14787).

-------------------
* Filed herewith.

Item 9. Undertakings.
        -------------

      (a) The Company hereby undertakes:

            (1) To file, during any period in which offers are being made, a post-effective amendment to this Registration Statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no mater than a 20% change in the maximum aggregate offering price set forth in "Calculation of Registration Fee" table in the effective registration statement; and

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

      provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) herein do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the undersigned registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement;

            (2) That, for the purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

            (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (b) The Company hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Company's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (c)) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to the directors, officers, and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefor, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer, or controlling person of the Company in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of North Andover, The Commonwealth of Massachusetts, on June 3, 2003.


                                       WATTS INDUSTRIES, INC.


                                       By: /s/ Patrick S. O'Keefe
                                           ------------------------------
                                           Patrick S. O'Keefe
                                           Chief Executive Officer and Director


      KNOW ALL BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints each of Patrick S. O'Keefe and William C. McCartney as such person's true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for such person in such person's name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that any said attorney-in-fact and agent, or any substitute or substitutes of any of them, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

       Signature                      Title                             Date
       ---------                      -----                             ----


/s/ Patrick S. O'Keefe       Chief Executive Officer and Director   June 3, 2003
------------------------     (Principal Executive Officer)
Patrick S. O'Keefe


/s/ William C. McCartney     Chief Financial Officer,               June 3, 2003
------------------------     Treasurer and Secretary
William C. McCartney         (Principal Financial Officer and
                             Principal Accounting Officer)


/s/ Timothy P. Horne         Director                               June 3, 2003
------------------------
Timothy P. Horne


/s/ Kenneth J. McAvoy        Director                               June 3, 2003
------------------------
Kenneth J. McAvoy


/s/ Gordon W. Moran          Director                               June 3, 2003
------------------------
Gordon W. Moran

/s/ Daniel J. Murphy         Director                               June 3, 2003
------------------------
Daniel J. Murphy


/s/ Roger A. Young           Director                               June 3, 2003
------------------------
Roger A. Young


/s/ John K. McGillicuddy     Director                               June 3, 2003
------------------------
John K. McGillicuddy

                                  EXHIBIT INDEX

 Exhibit
   No.           Description
 -------         -----------

   4.1     --    Restated Certificate of Incorporation, as amended
                 (incorporated by reference to Exhibit 3.1 to the Company's
                 Annual Report on Form 10-K for the year ended June 30, 1995,
                 File No. 001-14787)

   4.2     --    Amended and Restated By-laws, as amended May 11, 1999
                 (incorporated by reference to Exhibit 3.2 to the Company's
                 Quarterly Report on Form 10-Q for the quarter ended March 31,
                 1999, File No. 001-14787)

   5.1     --    Opinion of Goodwin Procter LLP*

  23.1     --    Consent of KPMG LLP*

  23.2     --    Consent of Goodwin Procter LLP (included in Exhibit 5.1)

  24.1     --    Power of Attorney (contained in signature page)

  99.1     --    Watts Industries, Inc. 2003 Non-Employee Directors' Stock
                 Option Plan (incorporated by reference to Exhibit 10.13 to the Company's Annual Report on Form 10-K for the year-ended
                 December 31, 2002, File No. 001-14787).

----------------
* Filed herewith.